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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE           CONTACT:

                                Jenny Haynes
                                Vice President Investor Relations
                                (214) 245-3164


              ODYSSEY HEALTHCARE REPORTS THIRD QUARTER 2003 RESULTS

            Quarterly Revenue Increases 40%; Net Income Increases 45%


         DALLAS, TEXAS (Nov. 3, 2003)--Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the third quarter and the nine months ended Sept. 30, 2003.

         Net patient service revenue for the 2003 third quarter grew 40 percent to $71.0 million, compared to $50.7 million for the third quarter of 2002. Net income for the quarter was $7.8 million, a 45 percent increase over the $5.4 million for the corresponding quarter in 2002. Earnings per diluted share were $0.21, an increase of 40 percent over the $0.15 for the year-ago quarter. (Per share information for 2002 has been restated to reflect the company's 50 percent stock dividends on Feb. 21 and Aug. 12, 2003.)

         The average daily census for the quarter was 6,198 patients, an increase of 34 percent over the 4,619 patients for the third quarter of 2002. Days of care for the quarter increased 34 percent to 570,233, compared to 424,944 for the same quarter last year. The average daily census for the month of September 2003 was 6,552, a 37 percent increase over the September 2002 average daily census of 4,786.

         To date, the company has opened seven start-up programs. During the nine-month period, the company has acquired seven hospices that were serving approximately 500 patients at the time of their acquisition, including four acquisitions in the third quarter, as previously announced.

         "We are very pleased to report strong growth in revenue and net income," said Richard R. Burnham, chairman and chief executive officer. "We have also made


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Odyssey HealthCare Q3 Earnings


excellent progress in expanding into new communities and increasing the number of patients in our existing programs. To continue our strong growth, we have accelerated our timeframe for new programs and are currently working on seven new locations scheduled to open in 2004."

         The company also noted that its Medicare rate increase, effective for the 12-months commencing Oct. 1, 2003, is approximately 3.4 percent, including the wage index component.

         For the nine months ended Sept. 30, 2003, net patient service revenue grew 43 percent to $196.0 million compared to $137.5 million in the nine-month period of 2002. Net income for the nine-month period was $22.6 million, a 60 percent increase over the $14.2 million for the corresponding period of 2002. Earnings per diluted share were $0.61, an increase of 56 percent over the $0.39 for the nine-month period of 2002. (Per share information for 2002 has been restated to reflect the company's 50 percent stock dividends on Feb. 21 and Aug. 12, 2003.)

         The average daily census for the nine months was 5,776 patients, an increase of 37 percent over the 4,203 patients for the nine-month period of 2002. Days of care for the nine-month period increased 37 percent to 1,576,848, compared to 1,147,322 for the same period last year.

         Odyssey HealthCare will host a conference call to discuss the quarter on Tuesday, Nov. 4, 2003, at 10 a. m. (EDT). The call will be broadcast live and can be accessed through the Investor Relations section of the company's website at www.odsyhealth.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

         Headquartered in Dallas, Tex., Odyssey HealthCare has 64
Medicare-certified hospice programs in 28 states. In terms of both average daily patient census and number of locations, the company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

         Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on current management expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and

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Odyssey HealthCare Q3 Earnings


circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions, changes in reimbursement levels under the Medicare and Medicaid programs, and the disclosures contained under the headings "Overview of Government Payments" and "Some Risks Related to Our Business" in "Item 1. Business" of Odyssey's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2003, and in Odyssey's most recent report on Form 10-Q and its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management's views only as of the date hereof. The company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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Odyssey HealthCare Q3 Earnings

                    ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Three months ended September 30,       Nine months ended September 30,
                                                        ---------------------------------     ---------------------------------
                                                            2003                 2002             2003                 2002
                                                        ------------         ------------     ------------         ------------
                                                         (unaudited)          (unaudited)      (unaudited)          (unaudited)
Net patient service revenue                             $     71,049         $     50,737     $    196,005         $    137,507
Operating expenses:
    Direct hospice care                                       35,102               25,190           96,397               67,145
    General and administrative                                21,138               15,983           57,858               45,005
    Provision for uncollectible accounts                       1,236                  423            3,074                1,723
    Depreciation and amortization                                680                  402            1,752                1,055
                                                        ------------         ------------     ------------         ------------
                                                              58,156               41,998          159,081              114,928
                                                        ------------         ------------     ------------         ------------
Income from operations                                        12,893                8,739           36,924               22,579
Other income (expense):
    Minority interest                                             --                   50               --                   50
    Interest income                                               88                  112              300                  437
    Interest expense                                             (35)                 (71)            (139)                (225)
                                                        ------------         ------------     ------------         ------------
                                                                  53                   91              161                  262
                                                        ------------         ------------     ------------         ------------
Income before provision for income taxes                      12,946                8,830           37,085               22,841
    Provision for income taxes                                 5,099                3,425           14,463                8,679
                                                        ------------         ------------     ------------         ------------
Net income available to common stockholders             $      7,847         $      5,405     $     22,622         $     14,162
                                                        ============         ============     ============         ============

Net income per common share (1):
    Basic net income per common share                   $       0.22         $       0.15     $       0.63         $       0.41
                                                        ============         ============     ============         ============
    Diluted net income per common share                 $       0.21         $       0.15     $       0.61         $       0.39
                                                        ============         ============     ============         ============

Weighted average shares outstanding (1):
    Basic                                                     36,063               34,890           35,794               34,611
    Diluted                                                   37,791               36,777           37,163               36,542

(1) Share and per share information for 2002 has been restated to reflect the Company's two 50 percent stock dividends on February 21, 2003 and August 12, 2003.


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Odyssey HealthCare Q3 Earnings

                    ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                            SEPTEMBER 30,         DECEMBER 31,
                                                                                                 2003                 2002
                                                                                            -------------         ------------
                                                                                             (unaudited)
                             ASSETS
Current assets:
  Cash and cash equivalents                                                                  $      1,177         $      7,732
  Short-term investments                                                                           43,660               25,898
  Accounts receivable from patient services, net of allowance for uncollectible accounts of $3,868 and $2,962 at
     September 30, 2003 and December 31, 2002, respectively                                        43,615               35,652
  Deferred tax assets                                                                                 314                1,752
  Income taxes receivable                                                                             261                  667
  Other current assets                                                                              2,951                2,172
                                                                                             ------------         ------------
       Total current assets                                                                        91,978               73,873
Property and equipment, net                                                                         5,165                3,670
Debt issue costs, net and other                                                                        --                   25
Goodwill, net                                                                                      63,687               46,527
Intangibles, net                                                                                    3,084                1,319
                                                                                             ------------         ------------
       Total assets                                                                          $    163,914         $    125,414
                                                                                             ============         ============

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                           $      4,322         $      2,158
  Accrued compensation                                                                             11,752                7,277
  Accrued nursing home costs                                                                       10,632                7,377
  Other accrued expenses                                                                            4,627                5,289
  Current maturities of long-term debt and capital lease
     obligations                                                                                       22                  274
                                                                                             ------------         ------------
       Total current liabilities                                                                   31,355               22,375
Deferred tax liability                                                                              2,889                1,779
Other liabilities                                                                                      --                  327

Commitments and contingencies

Stockholders' equity:
     Common stock, $.001 par value:
     Authorized shares - 75,000,000
     Issued and outstanding shares - 36,289,566 and 35,067,136
       at September 30, 2003 and December 31, 2002, respectively                                       36                   35
     Additional paid-in capital                                                                    84,990               79,191
     Deferred compensation                                                                           (412)                (726)
     Retained earnings                                                                             45,056               22,433
                                                                                             ------------         ------------
     Total stockholders' equity                                                                   129,670              100,933
                                                                                             ------------         ------------
       Total liabilities and stockholders' equity                                            $    163,914         $    125,414
                                                                                             ============         ============


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Odyssey HealthCare Q3 Earnings


                    ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                          Nine months ended September 30,
                                                                         ---------------------------------
                                                                             2003                 2002
                                                                         ------------         ------------
                                                                          (unaudited)          (unaudited)
Operating Activities
  Net income                                                             $     22,622         $     14,162
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization                                               1,752                1,055
    Amortization of deferred charges and debt discount                             25                   26
    Stock-based compensation                                                      315                  528
    Minority interest                                                              --                  (50)
    Deferred tax expense (benefit)                                              2,548                 (409)
    Tax benefit realized for stock option exercises                             1,022                  556
    Provision for uncollectible accounts                                        3,074                1,723
    Changes in operating assets and liabilities, net of
      acquisitions:
      Accounts receivable                                                     (11,364)              (9,610)
      Other current assets                                                       (373)                (865)
      Accounts payable, accrued nursing home costs and
        other accrued expenses                                                  9,232                3,022
                                                                         ------------         ------------
      Net cash provided by operating activities                                28,853               10,138

Investing Activities
   Cash paid for acquisitions                                                 (19,320)             (15,392)
   Increase in short-term investments                                         (17,762)              (6,387)
   Purchase of property and equipment                                          (2,852)              (1,926)
                                                                         ------------         ------------
      Net cash used in investing activities                                   (39,934)             (23,705)
Financing Activities
   Proceeds from issuance of common stock                                       4,778                  317
   Distribution to minority partners                                               --                 (100)
   Proceeds from issuance of debt                                                   8                   15
   Payments on debt                                                              (260)              (2,971)
                                                                         ------------         ------------
      Net cash provided by (used in) financing
        activities                                                              4,526               (2,739)
                                                                         ------------         ------------
Net decrease in cash and cash equivalents                                      (6,555)             (16,306)
Cash and cash equivalents, beginning of period                                  7,732               20,072
                                                                         ------------         ------------
Cash and cash equivalents, end of period                                 $      1,177         $      3,766
                                                                         ============         ============
Supplemental Cash Flow Information
  Interest paid                                                          $        114         $        290
  Income taxes paid                                                      $     10,869         $      9,975


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